                                     EXHIBIT 4.3
                           PD-RX PHARMACEUTICALS, INC.
----------     Incorporated Under the Laws of State of Oklahoma      ----------
  NUMBER          3,000,000 Authorized Shares, $.01 Par Value          SHARES
----------   10,000,000 Preferred Shares, Par Value $.10 Per Share   ----------



                                                           CUSIP 693298 10 1
                                                              SEE REVERSE
                                                        FOR CERTAIN DEFINITIONS


This Certifies that

is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF $.01 PAR VALUE COMMON STOCK OF
                            PRECIS SMART CARD, INC.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:                   [corporate seal]

Secretary
                                          President

                               COUNTERSIGNED AND REGISTERED
                               American Securities Transfer, Inc.
                               P.O. Bos 1596
                               By
                               Transfer Agent & Registrar Authorized Signature

                           PD-RX PHARMACEUTICALS, INC.

         The Company is authorized to issue more than one class, namely, 3,000,000 Common Shares and 10,000,000 Preferred Shares. The Company will furnish to any shareholder upon request (addressed to the attention of the Secretary of the Company) and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class of stock authorized to be issued by the Company and of the variations in the relative rights and preferences between the shares of each series of the Preferred Shares of the Company insofar as any such series has been fixed and determined, and a statement of the authority of the Board of Directors of the Company to fix and determine the relative rights and preferences of subsequent series of the Preferred Shares.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common                   UNIF GIFT
TEN ENT -as tenants by the entireties           MIN ACT-_______  Custodian ______________
JT TEN  -as joint tenants with right                     (Cust)               (Minor)
         of survivorship and not as             Under Uniform Gifts to Minors Act________
         tenants in common                                                        (State)


                           Additional abbreviations may also be used though not
in the above list.

     For Value received,___________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

________________________________________________________________________________
            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
________________________________________________________________________________
________________________________________________________________________Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________________________attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated
     -----------

                                    ____________________________________________
                                    ____________________________________________
                             NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED BY:
_____________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.